Exhibit 12(b) To Form N-CSR

NORTH TRACK FUNDS, INC.

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. § 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, the undersigned, being the chief executive officer and chief financial officer, respectively, of  North Track Funds, Inc. (the "Company"), hereby certify, based on his knowledge, that the Company's Certified Shareholder Report on Form N-CSR for the six months ended April 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 28, 2007                                                             /s/ Brian K. Andrew
Brian K. Andrew, Chief Executive Officer

/s/ Caroline M. Probst
Caroline M. Probst, Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the company for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to such Section.  The certification shall not be deemed to be incorporated by reference into the Report or any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.